December 12, 2025 Kaitlin Folan Via KornFerry Dear Kaitlin: Congratulations, we are excited to extend you this conditional offer to join the SharkNinja Team! SharkNinja offers a fun, fast-paced work environment full of ambitious and talented people who are committed to positively impacting people's lives every day in every home around the world. We are pleased to offer you a full-time position with SharkNinja Operating LLC and its affiliates (hereinafter “SharkNinja” or the “Company”) as Senior Vice President, Chief Accounting Officer. Pending satisfactory completion of our pre-employment checks, your anticipated start date is January 20, 2026. This role currently reports to Adam Quigley, Chief Financial Officer. Your starting compensation will be paid to you on a bi-weekly basis, which equates to an annualized salary of $450,000.00, with installments generally payable every other Thursday. If paid by direct deposit, you will receive your earned compensation at your designated bank(s) before midnight on each pay day. Your salary may be adjusted from time to time, including through increases, in the Company’s sole discretion. This position is an exempt position, which means you are paid for the job and not by the hour. Accordingly, you will not receive overtime pay. Your salary is intended to compensate you for all hours worked. You may also be eligible to receive an annual bonus of up to 40% of your base salary based on a number of factors, including individual and company performance, in accordance with the terms of the Company’s Global Annual Bonus Plan, as may be amended from time to time. The annual bonus is tied to our Fiscal Year which runs from January 1st through December 31st. To the fullest extent permitted by law, this bonus is not earned until it is paid to you. Please note that the bonus is prorated for new hires during the first year of employment, and associates hired on or after October 1st are not eligible for a bonus for the Fiscal Year in which they are hired. The foregoing bonus arrangement is subject to the terms and conditions established under the Company’s Global Annual Bonus Plan and any applicable policies of the Company, in each case, as may be amended from time to time. You will also be eligible to receive a one-time signing bonus in the gross amount of $240,000 (“Signing Bonus") that will be paid in two (2) equal installments. The first installment of $120,000 is scheduled to be paid in your first regularly scheduled paycheck after you complete ninety (90) days of employment, the second and final installment of $120,000 scheduled to be paid in your first regularly scheduled paycheck following one hundred eighty (180) days of employment. Your receipt of the Signing Bonus is conditional on your continued employment in good standing with the Company at the time each installment is paid out. You will be deemed to have earned each Signing Bonus installment after completing twenty-four (24) months of service following your receipt of each installment. You are obligated to repay 100% of any Signing Bonus installment payment that you have received if you leave voluntarily within twenty-four (24) months of receiving that installment payment. Please note that in this situation, unless prohibited by applicable law, Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

any payback amount will be deducted from your final paycheck and any remaining balance must be repaid within thirty (30) days of your termination date. Further, in the first fiscal quarter of 2026, we will recommend to the compensation committee of the board of directors of the ultimate parent company of SharkNinja (“SharkNinja Parent”) that you receive a long-term incentive equity grant for a total number of restricted share units of SharkNinja Parent with a fair market value equal to $1,200,000 (based on the average share closing price of an ordinary share of SharkNinja Parent in the last five (5) trading days through the grant date) that settle in shares of SharkNinja Parent ordinary shares (the “LTI Equity Grant”), subject to the terms and conditions described herein. The LTI Equity Grant will be subject to your acceptance, the terms and conditions of the applicable restricted share unit award agreement to be entered into between you and SharkNinja Parent, the applicable equity incentive plan of SharkNinja Parent (as may be amended from time to time) (the “SharkNinja Equity Plan”), and approval by the compensation committee of the board of directors of SharkNinja Parent. It is currently anticipated that the LTI Equity Grant will be eligible to vest over a three-year period in substantially equal annual installments, with thirty percent (30%) vesting solely based on time (“Time RSUs”), and the remaining seventy percent (70%) vesting based on the achievement of certain performance conditions that will be established by SharkNinja Parent (“Performance RSUs”). The Time RSUs and Performance RSUs will vest subject to your continuous service with the Company through each applicable vesting date (and/or such other vesting conditions as determined by the compensation committee of the board of directors of SharkNinja Parent and set forth in the applicable award agreement) and shall permit tax withholding to be satisfied via “net settlement” or “sale to cover”. If you receive the LTI Equity Grant, you and SharkNinja Parent will execute such additional documents as may be necessary or appropriate to document the understanding in this paragraph. Notwithstanding the foregoing, SharkNinja Parent may grant a cash award in an amount equal to $1,200,000 in lieu of the LTI Equity Grant, subject to the terms and conditions applicable to cash awards at the time of grant, and/or grant the LTI Equity Grant in multiple installments, in its sole discretion, which cash award shall be on terms and conditions (including without limitation, vesting conditions). You will also be eligible to receive future grants of equity pursuant to SharkNinja Parent’s equity program (as may be amended from time to time), subject to the terms and conditions of the program, the applicable award agreement to be entered into between you and SharkNinja Parent, and the SharkNinja Equity Plan, in all cases as determined by, and subject to the approval of, the compensation committee of the board of directors of SharkNinja Parent. You are eligible to participate in a wide variety of benefit programs as may be in effect from time to time and as noted in the benefit summary enclosed and in accordance with the terms and conditions of the applicable benefit plans. If you elect to participate in any of these benefit plans, coverage will be effective on your first day of employment. You will be able to take as much PTO (vacation, sick and personal time) away from the office, with pay, as you deem consistent with your job requirements, job duties and Company obligations. Any PTO time taken should be with the approval of your immediate manager. PTO does not apply to any leaves of absence and cannot be used to compensate you for a leave of absence. This PTO policy will not supersede any of the Company’s leave policies which are mandated by federal, state or local laws. If you qualify for and are granted a leave of absence, and applicable federal or state law provides that an employee may substitute accrued PTO for unpaid time, you may not use PTO under this policy for such leave, as PTO under this policy is not accrued. In addition, the Company presently observes nine (9) holidays, (2) floating holidays per calendar year, one (1) cultural and religious Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

observance day; and up to eight (8) hours of paid volunteer hours per year. PTO time is not earned or accrued at any time, and no payments for PTO time will be made at the end of your employment with SharkNinja. The Company reserves the right to change this policy at any time in any way, with or without notice. SharkNinja takes confidentiality obligations very seriously, and as such, SharkNinja does not seek the confidential information of any third party. You are prohibited from disclosing to SharkNinja any confidential information of any third party that you have an obligation to protect. You further confirm that you will not use, incorporate or bring any documents or proprietary data or materials of any kind, electronic or otherwise, from your current or former employer to SharkNinja without written authorization from your current or former employer, nor will you disclose any such confidential information during the course and scope of your employment with SharkNinja. If you have any questions about the ownership of particular documents or other information, discuss such questions with your former employer before removing or copying the documents or information. You also represent and warrant that you are not party to any agreement or subject to any policy that would prevent or restrict you from engaging in activities competitive with the activities of your former employer or from directly or indirectly soliciting any employee, client or customer to leave the employ of, or transfer its business away from, your former employer, or if you are subject to such an agreement or policy, you have complied and will comply with it, and your employment with the Company does not violate any such agreement or policy. This offer is contingent upon the following: ▪ Completion of a satisfactory background check, consistent with applicable federal, state, and local law, including but not limited to a background check of employment, education, and criminal history; ▪ Signing the enclosed confidentiality, non-disclosure, non-compete and/or non-solicit agreement; ▪ Proof of identity and authorization to work in the United States; ▪ Confirmation that you are not subject to any legal restrictions on your activities (see above); ▪ Accepting this offer in writing by the date specified below. This offer will be withdrawn (whether or not you have already signed it) if any of the above conditions are not satisfied. Unless and until all such steps have been completed, this conditional offer of employment may be withdrawn and you should not resign your current employment, otherwise alter your employment status, or alter any personal circumstances in reliance on this conditional offer. On your first day of employment, please be sure to bring documents sufficient to establish your identity and eligibility for employment in the United States. (The list of acceptable documents can be found here: https://www.uscis.gov/i-9-central/form-i-9-acceptable-documents.) If you are unable to provide such verification within three business days of the date your employment begins, this offer of employment will be withdrawn or your employment will be terminated. Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

SharkNinja associates are “employees at-will”. At-will employment means that either the associate or the Company may terminate the employment relationship for any reason or for no reason, with or without advance notice or cause, at any time. Further, the Company reserves the right to change any and all pay, benefits and/or other terms and conditions of employment at any time, with or without advance notice. Nothing verbally expressed or written in this offer letter constitutes any type of contract, express or implied, or guarantee of continued or future employment. Your at-will employment status can be changed only by a written contract signed by the President or CEO. Except for the President or CEO, no director, manager, supervisor or representative of the Company has any authority to enter into any agreement for employment for any specific period of time or to make any agreement contrary to the foregoing. Nothing in this letter should be read to alter any term in this paragraph. If you accept this offer and become an associate of the Company, you will be subject to our employment policies and procedures. Upon hire, you will be required to read and sign an acknowledgement of receipt of the Associate Handbook and any applicable state supplement. In addition, the Company reserves the right to modify the compensation or benefits arrangements described in this letter or otherwise maintained by the Company, and also reserves the right to modify your position or duties to meet business needs. This letter and the enclosed agreement constitute the entire agreement between you and the Company relating to this subject matter and supersede all prior or contemporaneous agreements, understandings, negotiations or representations, whether oral or written, express or implied, on this subject. Except as provided herein, this letter may not be modified or amended except by the Company’s President or CEO. This offer will be active until December 15, 2025. To indicate your acceptance of the Company’s offer on the terms and conditions set forth herein, please sign this offer letter on or before that date. Should you have any questions, whether prior to or following your acceptance, please feel free to reach out to Stephanie Morrissey at SMorrissey@sharkninja.com. We are delighted at the prospect of you joining our team! Sincerely, Elizabeth Norberg EVP, Chief People Officer Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

By signing below, I acknowledge that I: (i) have been furnished with a copy of this offer, (ii) understand and agree to the terms set forth above, and (iii) have received a copy of the Company’s confidentiality, non-disclosure, non-compete and/or non-solicit agreement with this offer letter. I understand that I will be an at-will employee and that nothing in this document is intended to create a contract of employment or alter the at-will nature of my employment. I accept the above offer as stated and agree to its terms and conditions. Kaitlin Folan Date Enclosures: 1. Confidentiality, non-disclosure, non-compete and/or non-solicit agreement 2. Benefits Summary Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB 12/15/2025

1 NONCOMPETITION, CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (FOR NEW MASSACHUSETTS SHARKNINJA EMPLOYEES) THIS NON-COMPETITION, CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into between _Kaitlin Folan_(“Employee”) and SharkNinja Management LLC and SharkNinja Sales Company, together with parent entity SharkNinja Operating LLC, a Delaware limited liability company (“Operating”), and its subsidiaries and affiliates within the SharkNinja family of companies to or for which Employee provides services or about which Employee acquires Confidential Information (and its or their successors and assigns) (collectively, “SharkNinja Companies”). WHEREAS, the SharkNinja Companies is in the business of the design, marketing and distribution of floor care or steam cleaning products, garment care products, beauty and haircare products, outdoor grills, air purification products, kitchenware and kitchen appliances (each line of product or appliances, individually “a line of business” or any combination thereof, the “Business”) and the SharkNinja Companies desire to employ Employee as an at will employee and in consideration for such employment, Employee is voluntarily entering into this Agreement. NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, including without limitation, Employee’s hire and/or continued employment, the opportunity to receive the Hire Bonus in the amount of $__240,000.00__ (as set forth in your offer letter), the opportunity to participate in the SharkNinja Companies’ Long-Term Incentive Plan and the opportunity to participate in the SharkNinja Companies’ Management Incentive Bonus Plan, Employee’s access to the SharkNinja Companies’ goodwill, customer and client relationships, and/or confidential information, and the covenants and promises of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows: 1. Acknowledgment. Employee and the SharkNinja Companies acknowledge that the SharkNinja Companies at considerable expense have purchased and developed valuable goodwill, going concern value, customer and client relationships and confidential information that are valuable property rights of the SharkNinja Companies and that Employee will have access to and knowledge concerning such rights, which if used other than for the benefit of the SharkNinja Companies could significantly injure the SharkNinja Companies. Employee understands that the SharkNinja Companies will provide Employee with one or more of these items in reliance upon Employee’s promise to abide by the restrictions in this Agreement and would refuse to provide Employee with the foregoing if Employee were not willing to enter into and abide by the terms of this Agreement. Employee acknowledges that complying with the provisions contained in this Agreement will not preclude them from engaging in a lawful profession, trade or business, or from becoming gainfully employed in such a way as to provide a standard of living for themselves. 2. Definitions. For the purposes of this agreement, the following terms will have the definition set forth in this section. a. “Competing Business” means any other individual, partnership, corporation, limited liability company or any other entity (each a “Person”) that competes with a line of business in which Employee had involvement or about which Employee obtained Confidential Information during the Look Back Period. Employee acknowledges that over the course of Employee’s career, the SharkNinja Companies’ business may expand beyond its current lines of business, and therefore, the definition of Competing Business also includes a Person developing, marketing or selling any product or service the SharkNinja Companies is developing, marketing or distributing or has plans to develop, market or distribute at the time of the Employee’s termination of employment, in which Employee had involvement or about which Employee obtained Confidential Information during the Look Back Period. b. “Compete” means (i) for the benefit of or on behalf of a Competing Business, participate in, manage, supervise, or provide services that are the same as or similar in purpose or function to any services Employee provided to or supervised for the SharkNinja Companies during the Look Back Period; or (ii) take on any other responsibilities for a Competing Business that would involve the probable use or disclosure of Confidential Information or the conversion of Covered Customers or Key Relationships to the benefit of a Competing Business or detriment of the SharkNinja Companies. If Employee is employed in a sales role and earns less than $150,000 in Box 1 W-2 annual compensation for SharkNinja, then the definition of “Compete” shall be modified to mean: for the benefit of or on behalf of a Competing Business, participate in, manage, supervise, or provide services to any Covered Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

2 Customer where such services are the same as or similar in purpose or function to any services Employee provided to or supervised for the SharkNinja Companies during the Look Back Period. c. “Confidential Information” means an item of information or data or compilation of information or data in any form (tangible or intangible) related to the SharkNinja Companies’ Business that Employee acquires or gains access to in the course of their employment with SharkNinja Companies that the SharkNinja Companies has not authorized public disclosure of, and that is not readily available to the public or persons outside the SharkNinja Companies through proper means. By way of example and not limitation, Confidential Information is understood to include: confidential techniques, know-how, negative know-how, financial information, copyrights, patents, trademarks, trade names, slogans, logos, designs, service marks, computer software programs, databases, magnetic media, systems and programs, trade secrets, business lists, customer lists, records of customers and customer contact information, as well as customer communications, private customer contract terms, unique customer preferences and historical transaction data, client lists, supplier lists, employee personnel files unless Employee’s own personnel file, engineering data, logs, consultants’ reports, unpublished pricing information, and underlying pricing-related variables such as costs, volume discounting options, and profit margins, budgets, ratings, forecasts, format strategy, financial reports and projections, tapes and electronic data processing files, accounting journals and ledgers, accounts receivable records and sales, operating, marketing and business plans. “Confidential Information” shall not include any information or material that becomes generally available to the public other than as a result of a wrongful disclosure by a person otherwise bound to the provisions hereof, or any person bound by a duty of confidentiality or similar duty owed to the SharkNinja Companies. d. “Covered Customer” means: (i) any Person that was a customer or client of any of the SharkNinja Companies during the Look Back Period and with which Employee either had material business- related contact and/or about whom Employee received Confidential Information; and, if allowed by applicable law, or, where allowed by law, (ii) any Person to whom the SharkNinja Companies has made a presentation for the solicitation of business within the ninety (90) days prior to the date of termination of Employee’s employment with the SharkNinja Companies and with which Employee either had significant contact and/or about which Employee received Confidential Information. The definition of “Covered Customer” shall be further limited to retailers, distributors, and direct importers with whom SharkNinja Companies conducts business. For avoidance of doubt, the definition of “Covered Customer” shall not include individual consumers who purchase SharkNinja Companies products as the end-user. Material business-related contact is presumed present for this definition and the definition of “Key Relationship” if Employee received commissions, bonuses, or other beneficial credit or attribution for business done with the customer or key relationship or Employee participated in or supervised communications with the customer or key relationship (but not merely a mass mailing or “cold call” telephone or email solicitation) that is intended to result in, lead to, maintain, increase, facilitate or otherwise aid the sale or provision of products or services sold by the SharkNinja Companies. e. “Covered Employee” means any person who was employed by any of the SharkNinja Companies with whom Employee worked or about whom Employee gained knowledge as a result of Employee’s employment with the SharkNinja Companies during the Look Back Period. f. “Look Back Period” means the last two (2) years of Employee’s employment with the SharkNinja Companies or such shorter time as Employee is employed. g. “Key Relationship” means any Person with an ongoing business relationship with the SharkNinja Companies (including contractors, distributors, vendors, suppliers, and manufacturers) that Employee had material business-related contact or dealings with during the Look Back Period. h. “Non-Compete Restrictive Period” means: (i) the period of Employee’s employment with the SharkNinja Companies; and (ii) the one year following the end of Employee’s employment with the SharkNinja Companies, whether voluntary or involuntary for cause. i. “Non-Solicit Restrictive Period” means: (i) the period of Employee’s employment with the SharkNinja Companies; and (ii) the one year following the end of Employee’s employment with the Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

3 SharkNinja Companies, whether voluntary or involuntary. j. “Territory” means the geographic territory(ies) assigned to Employee by the SharkNinja Companies during the Look Back Period (by state, county, or other recognized geographic boundary used in the SharkNinja Companies’ business); and, if Employee has no such specifically assigned geographic territory then: (i) those states and counties in which Employee participated in the SharkNinja Companies’ business and/or about which Employee was provided access to Confidential Information during the Look Back Period; and, (ii) the state and county where Employee resides. If Employee is employed by the SharkNinja Companies in a research and development capacity and/or if Employee is employed in a senior management position (such as Vice President and above, Director, or Officer) then Employee is presumed to have participated in the SharkNinja Companies’ business and/or had Confidential Information about the SharkNinja Companies’ business throughout the United States (including state and state-equivalents and county and county-equivalents therein). Employee is responsible for seeking clarification from the SharkNinja Companies’ Human Resources department if it is unclear to Employee at any time what the scope of the Territory is. 3. Noncompetition with the SharkNinja Companies. a. Employee agrees that during the Non-Compete Restrictive Period, Employee shall not, directly or by assisting or directing others, Compete with the SharkNinja Companies within the Territory. Employee further agrees that during their employment with the SharkNinja Companies, Employee will not own, finance, control, or otherwise hold a material interest in a Competing Business. b. Nothing in this Agreement prohibits Employee from owning 2% or less of the publicly traded stock of such a company so long as such ownership is a non-controlling interest, passive in nature (such as through a mutual fund), and Employee has no other material involvement with the company of any kind. Further, the post-employment non-competition in Section 3 will not apply if Employee’s employment is terminated without cause. For the limited purposes of the application of the non- competition clause in Section 3 of the Agreement, “cause” to terminate Employee’s employment exists if Employee has: (a) materially breached any obligations under any applicable employment, confidentiality, nonsolicitation or noncompetition agreement with the SharkNinja Companies; (b) been convicted of or entered a plea of guilty or nolo contendere to, or admission to facts sufficient for a finding of guilt for, any crime constituting a felony or any misdemeanor involving fraud, dishonesty and/or moral turpitude; (c) neglected, refused, or failed to discharge Employee’s duties (other than due to physical or mental illness) commensurate with Employee’s title and function, or Employee’s failure to comply with a lawful direction of the SharkNinja Companies; (d) breached their duty of loyalty or fiduciary duty to the SharkNinja Companies; (e) violated the SharkNinja Companies’ policy or policies; (f) engaged in any other willful misconduct which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, SharkNinja Companies; and/or (g) engaged in any other act that is accepted as cause for termination under the common law. Nothing in this paragraph shall be construed to eliminate or modify the “at-will” nature of the parties’ relationship. c. If Employee breaches their fiduciary duty to SharkNinja Companies and/or has unlawfully taken, physically or electronically, any Company records, then the Restricted Period for Section 3 shall be extended to a period of two (2) years from the Employee’s cessation of employment with SharkNinja Companies. 4. Non-solicitation of Customers. Employee agrees that, during the Non-Solicit Restrictive Period, Employee will not, directly or by assisting or directing others: (a) solicit any Covered Customer for the direct or indirect purpose of providing services or products to such Covered Customer, which services or products are competitive with or similar to one or more services or products provided by the SharkNinja Companies during the Look Back Period; or (b) contact any Covered Customer or knowingly engage in any other conduct that is intended to cause, or could reasonably be expected to cause, the Covered Customer to stop or reduce doing business with the SharkNinja Companies, or that would involve diverting business opportunities away from the SharkNinja Companies (collectively the “Customer Non- Solicitation Obligations”). Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

4 5. Non-solicitation of Employees. Employee agrees that, during the Non-Solicit Restrictive Period, Employee will not knowingly, directly or by assisting or directing others: (a) solicit or attempt to solicit, directly or by assisting others, any Covered Employee to terminate their employment or retention by any of the SharkNinja Companies; or (b) on behalf of a Competing Business, facilitate the hiring or retention as an independent contractor, employee or consultant any Covered Employee to perform the same or similar services related to the activities that Covered Employee performed for the SharkNinja Companies (collectively the “Employee Non-Solicitation Obligations”). 6. Non-solicitation of Key Relationships. Employee agrees that, during the Non-Solicit Restrictive Period, Employee will not, directly or by assisting or directing others: (a) solicit or contact any Key Relationship for the direct or indirect purpose of doing any business that would compete with the SharkNinja Companies’ Business; or (b) knowingly engage in any conduct that is intended to cause, or could reasonably be expected to cause, the Key Relationship to stop or reduce doing business with the SharkNinja Companies, or that would involve diverting business opportunities away from the SharkNinja Companies (collectively the “Key Relationship Non-Solicitation Obligations”). 7. Confidentiality. Employee acknowledges that their employment with the SharkNinja Companies creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that relates to the SharkNinja Companies’ Business. Employee covenants that at all times during their employment and after the termination of such employment, Employee will keep and hold all Confidential Information in strict confidence and trust, and will not in any fashion, form or manner, either directly or indirectly, use, disclose, transfer, transmit, download, upload, store, divulge or otherwise publish any Confidential Information without the prior written consent of an Officer of the SharkNinja Companies, except as may be necessary to perform their duties as an employee of the SharkNinja Companies. Employee will abide by the policies and regulations of the SharkNinja Companies, as established from time to time, for the protection of its Confidential Information. Employee understands that in the course of their employment with SharkNinja Companies they may obtain access to confidential information entrusted to SharkNinja Companies by third parties in confidence and will generally be subject to an agreement with a third party governing the terms under which it must be kept confidential (“Third Party Confidential Information”). Except where otherwise expressly provided for in this Agreement or through a written instruction from the SharkNinja Companies, Employee will handle Third Party Confidential Information in accordance with both the foregoing limitations and the SharkNinja Companies’ policies and restrictions on Confidential Information. If Employee leaves SharkNinja Companies, Employee may take with them and use the general skills, knowledge and experience that Employee has learned or developed in their position or positions with SharkNinja Companies. If required by applicable law, the restrictions on use or disclosure of Confidential Information will only apply for three (3) years after the end of Employee’s employment, where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret. Nothing in this Agreement will be construed to prohibit Employee from engaging in any disclosure that is compelled by law (such as a subpoena, court order, or other legal mandate). However, unless prohibited by law from doing so, Employee will notify the SharkNinja Companies as quickly as possible after being served with a subpoena, order, or other legal mandate requiring the production of Confidential Information so that the SharkNinja Companies can take reasonable steps to protect its interests; provided that nothing herein will be construed to create a requirement that is not permitted under Section 22 (Limitations; Protected Conduct). 8. Inventions and Patents. Employee is expected to use their inventive and creative capacities for the benefit of the Shark Ninja Companies and to contribute, where possible, to the SharkNinja Companies’ intellectual property in the ordinary course of employment. Employee’s wages as an employee fully compensate them for these services, the work product of my services, and the related agreements below. (a) “Inventions” mean any inventions, discoveries, improvements, designs, processes, machines, products, innovations, business methods or systems, know how, ideas or concepts of commercial value or utility, and related technologies or methodologies, whether or not shown or described in writing or reduced to practice and whether patentable or not. “Works” mean original works of authorship, including, but not limited to: literary works (including all written material), mask works, computer programs, formulas, tests, notes, data compilations, databases, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio visual works; whether copyrightable or not, and regardless of the form or manner in which documented or recorded. “Trademarks” mean any trademarks, trade dress or names, symbols, special wording or devices used to identify a business or its business activities whether subject to trademark protection or not. The foregoing is collectively referred Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

5 to in this Agreement as “Intellectual Property.” (b) Employee assigns to the SharkNinja Companies or its nominee Employee’s entire right, title and interest in and to all Inventions that are made, conceived, or reduced to practice by Employee, alone or jointly with others, during Employee’s employment with the SharkNinja Companies (whether during working hours or not) that either (i) relate to SharkNinja Companies’ business, or actual or demonstrably anticipated research or development of the SharkNinja Companies, or (ii) involve the use or assistance of any tools, time, material, personnel, information, or facility of the SharkNinja Companies, or (iii) result from or relate to any work, services, or duties undertaken by Employee for the SharkNinja Companies. (c) Employee recognizes that all Works and Trademarks conceived, created, or reduced to practice by Employee, alone or jointly with others, during Employee’s employment shall to the fullest extent permissible by law be considered the SharkNinja Companies’ sole and exclusive property and “works made for hire” as defined in the U.S. Copyright Laws for purposes of United States law and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and will be considered the SharkNinja Companies’ property from the moment of creation or conception forward for all purposes without the need for any further action or agreement by Employee or the Company. If any such Works, Trademarks or portions thereof shall not be legally qualified as a works made for hire in the United States or elsewhere or shall subsequently be held to not be a work made for hire or not the exclusive property of the SharkNinja Companies, Employee hereby assigns to the SharkNinja Companies all of Employee’s rights, title and interest, past, present and future, to such Works or Trademarks. Employee will not engage in any unauthorized publication or use of such Company Works or Trademarks, nor will Employee use same to compete with or otherwise cause damage to the business interests of the SharkNinja Companies. (d) It is the purpose and intent of this Agreement to convey to the SharkNinja Companies all of the rights (inclusive of moral rights) and interests of every kind, that Employee may hold in Inventions, Works, Trademarks and other intellectual property that are covered by Sections 8 (a) through (c) above (“Company Intellectual Property”), past, present and future; and, Employee waives any right that Employee may have to assert moral rights or other claims contrary to the foregoing understanding. It is understood that this means that in addition to the original work product (be it invention, plan, idea, know how, concept, development, discovery, process, method, or any other legally recognized item that can be legally owned), the SharkNinja Companies exclusively owns all rights in any and all derivative works, copies, improvements, patents, registrations, claims, or other embodiments of ownership or control arising or resulting from an item of assigned Company Intellectual Property everywhere such may arise throughout the world. The decision whether or not to commercialize or market any Company Intellectual Property is within the SharkNinja Companies’ sole discretion and for the SharkNinja Companies’ sole benefit and no royalty will be due to Employee as a result of the SharkNinja Companies’ efforts to commercialize or market any such invention. In the event that there is any Invention, Work, Trademark, or other form of intellectual property that is incorporated into any product or service of the SharkNinja Companies that Employee retains any ownership of or rights in despite the assignments created by this Agreement, then Employee hereby grants to the SharkNinja Companies and its assigns a nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, worldwide license to the use and control of any such item that is so incorporated and any derivatives thereof, including all rights to make, use, sell, reproduce, display, modify, or distribute the item and its derivatives. All assignments of rights provided for in this Agreement are understood to be fully completed and immediately effective and enforceable assignments by Employee of all intellectual property rights in Company Intellectual Property. When requested to do so by the SharkNinja Companies, either during or subsequent to employment with the SharkNinja Companies, Employee will (i) execute all documents requested by the SharkNinja Companies to affirm or effect the vesting in the SharkNinja Companies of the entire right, title and interest in and to the Company Intellectual Property at issue, and all patent, trademark, and/or copyright applications filed or issuing on such property; (ii) execute all documents requested by the SharkNinja Companies for filing and obtaining of patents, trademarks and/or copyrights; and (iii) provide assistance that the SharkNinja Companies reasonably requires to protect its right, title and interest in the Company Intellectual Property, including, but not limited to, providing declarations and testifying in administrative and legal proceedings with regard to Company Intellectual Property. Power of Attorney: Employee hereby irrevocably appoints the SharkNinja Companies as its agent and attorney in fact to execute any documents and take any action necessary for applications, registrations, or similar measures needed to secure the issuance of letters patent, copyright or trademark registration, or other legal establishment of the SharkNinja Companies’ ownership and control rights in Company Intellectual Property in the event that Employee’s signature or other action is necessary and cannot be secured due to Employee’s physical or mental incapacity or for any other reason. (e) Employee will make and maintain, and not destroy, notes and other records related to the conception, creation, discovery, and other development of Company Intellectual Property. These records shall be considered the exclusive property of the SharkNinja Companies and are covered by Sections 8 (b) through (d) above. During employment Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

6 and for a period of one (1) year thereafter, Employee will promptly disclose to the SharkNinja Companies (without revealing the trade secrets of any third party) any Intellectual Property that Employee creates, conceives, or contributes to, alone or with others, that involve, result from, relate to, or may reasonably be anticipated to have some relationship to the line of business the SharkNinja Companies is engaged in or its actual or demonstrably anticipated research or development activity. (f) Employee will not claim rights in, or control over, any Invention, Work, or Trademark as something excluded from this Agreement because it was conceived or created prior to being employed by the SharkNinja Companies (a “Prior Work”) unless such item is identified in the Prior Works section below Employee’s signature and signed by Employee as of the date of this Agreement. Employee will not incorporate any such Prior Work into any work or product of the SharkNinja Companies without prior written authorization from the SharkNinja Companies to do so; and, if such incorporation does occur, Employee grants the SharkNinja Companies and its assigns a nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, worldwide license to the use and control of any such item that is so incorporated and any derivatives thereof, including all rights to make, use, sell, reproduce, display, modify, or distribute the item and its derivatives. 9. Return of Company Property. Employee acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the SharkNinja Companies shall be and remain the sole property of the SharkNinja Companies and Employee shall, upon the request of an Officer of the SharkNinja Companies, turn over all such materials and any Confidential Information. Employee also agrees that, prior to departure from employment, Employee shall submit to a termination interview to review Employee’s obligations under the terms of this Agreement. Within five (5) business days of the date Employee’s employment with SharkNinja Companies ends, or upon SharkNinja Companies’ request, Employee shall return to the applicable SharkNinja Companies all of such SharkNinja Companies’ property in working condition (keys, badges, laptops, cellular telephones, cars, etc.) used by Employee in the performance of the services, and all Confidential Information, whether in print or electronic form, in the control, custody or possession of Employee or Employee’s agents or representatives. Upon request by SharkNinja Companies, Employee must also provide their passwords for any SharkNinja Companies owned devices or accounts. Employee’s failure to provide such passwords, documents, devices or other SharkNinja Companies’ property shall be considered a breach of this Section 9. 10. Best Efforts and Loyalty. Employee agrees that during the period of their employment by SharkNinja Companies, Employee will not, without SharkNinja Companies’ express written consent, directly or through the direction or control of others, engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, Employee’s employment by SharkNinja Companies. By way of example and not limitation, Employee will not solicit any of the customers or prospective customers of the SharkNinja Companies for the purpose of diverting or attempting to divert any business away from the SharkNinja Companies. 11. Validity; Severability. Each of Employee’s obligations under this Agreement shall be considered a separate and severable obligation. If a court determines that a restriction in this Agreement cannot be enforced as written due to an overbroad limitation (such as time, geography, or scope of activity), unless not allowed by applicable law, the parties agree that the court shall reform or modify the restrictions or enforce the restrictions to such lesser extent as is allowed by law. If, despite the foregoing, any provision contained in this Agreement is determined to be void or unenforceable, in whole or in part, then the other provisions of this Agreement will remain in full force and effect. This Agreement will survive the expiration or termination of Employee’s employment with the SharkNinja Companies and shall, likewise, continue to apply and be valid notwithstanding any change in the Employee’s duties, responsibilities, compensation, position, or title. . 12. Injunctive Relief. The restrictions contained in this Agreement are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the SharkNinja Companies. It is recognized that damages in the event of breach or threatened breach of the provisions of this Agreement by Employee would be difficult to ascertain, and it is therefore agreed that the SharkNinja Companies shall have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which the SharkNinja Companies may have. 13. Fairness Extension. If Employee fails to comply with a restriction in Sections 4 through 6 of this Agreement that applies for a limited period of time after employment, the time period for that restriction will be extended by the greater of either: one day for each day Employee is found to have violated the restriction, or the length of the legal proceeding necessary to secure enforcement of the restriction; provided, however, this extension of time shall be capped so that the extension of time does not exceed two years from the date Employee’s employment with the SharkNinja Companies ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied. Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

7 14. Attorneys’ Fees. If the SharkNinja Companies must pursue legal action to secure Employee’s compliance with this Agreement and prevails, Employee will pay all reasonable attorneys' fees, costs and expenses incurred by the SharkNinja Companies in enforcing this Agreement against Employee. The SharkNinja Companies shall be deemed the prevailing party if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified. 15. Absence of Conflicting Agreements and Obligations. The Employee represents and warrants that they are not a party to or bound by any other agreement or understanding of any type, whether written or oral, or by any statutory or common law duty or obligation which, in any case, would in any way restrict their ability to be employed by the SharkNinja Companies, or their ability to compete freely with other Persons in connection with the Business. During their employment by the SharkNinja Companies, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person or entity to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the SharkNinja Companies any unpublished documents or any property belonging to any former employer or any other person or entity to whom they have an obligation of confidentiality unless consented to in writing by that former employer or person. Employee will use in the performance of their duties only information which is generally known and used by persons with training and experience comparable to Employee’s own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the SharkNinja Companies. 16. Notification. Employee will provide any prospective employer Employee is considering an offer from with notice of this Agreement at least ten days before accepting such offer. The SharkNinja Companies may elect to provide another party notice of this Agreement and an opinion about its applicability. While Employee reserves the right to also communicate their disagreement with such an opinion, Employee recognizes the SharkNinja Companies’ legitimate business interest in expressing its opinion and consent to it doing so if it believes such is necessary. Employee will not assert any claim that such conduct is legally actionable interference or otherwise impermissible regardless of whether or not this Agreement is later found to be enforceable. 17. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced. 18. Assignment. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. SharkNinja Companies may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes SharkNinja Companies’ obligations hereunder, and Employee irrevocably consents to such assignment. 19. Entire Agreement. This Agreement supersedes any other agreements, oral or written, and contains all of the agreements and understandings between the parties with respect to the subject matter hereof. However, should Employee be subject to an equity or incentive compensation agreement with SharkNinja Companies containing confidentiality, non- solicitation, noncompetition and/or invention assignment provisions, the restrictive covenants in this Agreement shall supplement (rather than supersede) the covenants in such equity or incentive compensation agreements (“Other Covenants”), and the Other Covenants shall remain in full force and effect. To the extent any conflict exists between the restrictions set forth in this Agreement and the Other Covenants, SharkNinja Companies shall be provided the greatest protection set forth in either agreement. Any modification of any term of this Agreement shall be effective only if set forth in a writing signed by both parties hereto or by court order. However, Employee acknowledges that the law may change over the course of their employment with the SharkNinja Companies; and accordingly, Employee recognizes that the SharkNinja Companies will have the right, through a written notice to the Employee, to rescind any restriction placed upon Employee or to reduce the boundaries of any restriction applicable to Employee (such as time, scope of activity, or geography) at any time as it deems necessary to make the restriction reasonable and enforceable under the applicable law, and if this occurs the Agreement will be interpreted and applied as if such reduction was in the Agreement as originally entered into by the parties. 20. Governing Law; Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any dispute relating to or arising out of this Agreement shall be Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

8 exclusively finally resolved by a state or federal court located in the county where Employee resides when last employed by the SharkNinja Companies or the business litigation session of the superior court in Suffolk County, Massachusetts and the parties to this Agreement hereby consent to personal jurisdiction therein. 21. At-Will Employment. Employee agrees and understands that nothing in this Agreement shall constitute a contract of employment or confer any right with respect to continuation of employment by the SharkNinja Companies, nor shall it interfere in any way with Employee’s right or the SharkNinja Companies’ right to terminate Employee’s employment at any time, with or without cause. 22. Limitations; Protected Conduct. Section 3 shall not apply to Employee post-employment if Employee is: classified as non-exempt under the FLSA; 18 years or younger; or an undergraduate or graduate student in an internship or other short-term employment relationship while enrolled in college or graduate school. The restrictions contained in Sections 4 through 6 above are understood to be reasonably limited by geography to those locations, and counties, where the Covered Customers, Key Relationships and Covered Employees are present and available for solicitation. However, to the extent additional geographic limitations are required to make the restrictions enforceable, they shall be deemed limited to the Territory. Nothing herein is intended or to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the SharkNinja Companies’ employees. Further, notwithstanding any other provision of this Agreement, nothing in this Agreement prohibits Employee from (i) opposing an event or conduct that Employee reasonably believes is a violation of law, including criminal conduct, discrimination, harassment, retaliation or other unlawful employment practices or of a recognized clear mandate of public policy, (ii) disclosing sexual harassment or sexual assault, or (iii) reporting such an event or conduct to their attorney, law enforcement, or the relevant law-enforcement agency (such as the Securities and Exchange Commission, Equal Employment Opportunity Commission, the state division of human rights, or a local commission on human rights), or (iv) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency (collectively referred to as “Protected Conduct”). Further, nothing requires notice to or approval from the SharkNinja Companies before engaging in such Protected Conduct. Protected Conduct includes the use of lawfully acquired information regarding the wages, benefits, or other terms and conditions of employment at the SharkNinja Companies for purposes protected by the National Labor Relations Act (NLRA) or another applicable law, unless the information is entrusted to Employee in confidence as part of essential job duties in a human resources or personnel management role or Employee is in a supervisor or management role excluded from the coverage of the NLRA. Nothing in this Agreement shall prohibit any non-management, non-supervisory employees from engaging in protected concerted activity under §7 of the NLRA or similar state law such as joining, assisting, or forming a union, bargaining, picketing, striking, or participating in other activity for mutual aid or protection, or refusing to do so; this includes using or disclosing information acquired through lawful means regarding wages, hours, benefits, or other terms and conditions of employment, except where the information was entrusted to the employee in confidence by the SharkNinja Companies as part of the employee’s job duties. 23. DTSA Notice. Protected Conduct may include a disclosure of trade secret information that complies with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. It also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except as permitted by court order. 24. Electronic Signature. Employee and SharkNinja Companies agree that an electronic signature of the Employee included in this Agreement is intended to authenticate this writing and to have the same force and effect as an original signature by hand in ink. SharkNinja Companies assents to and accepts this Agreement upon the Employee providing their signature either electronically or by hand. The effective date of this Agreement shall be the date signed by Employee below unless this Agreement is entered into as a condition of initial employment or promotion in which case the effective date is the first day of Employee’s employment in such new position (whether reduced to writing on that date or not). If Employee is being initially hired by the SharkNinja Companies, Employee acknowledges that they Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

Docusign Envelope ID: 1B371789-B2C7-4BFA-9EBB-B10C8B47FEBB

received a copy of this Agreement with their first formal offer of employment from the SharkNinja Companies or at least ten (10) business days before commencement of Employee's employment by the SharkNinja Companies, whichever came first; and if Employee was already employed by the SharkNinja Companies at the time of signing this Agreement, that Employee was provided a copy hereof at least ten (10) business days before the effective date of this Agreement.

EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ITS TERMS. EMPLOYEE ACKNOWLEDGES THAT THEY HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND HAVE BEEN AFFORDED THE OPPORTUNITY TO AVAIL THEMSELVES OF THE OPPORTUNITY TO THE EXTENT EMPLOYEE WISHED TO DO SO.

EMPLOYEE

By: DocuSigned by: Kaitlin Folan
Name:
Address: 67949ED0DEB64B1...

12/15/2025

ACCEPTED AND AGREED TO:

SHARKNINJA

By: Elizabeth Norberg
Name: Elizabeth Norberg
Job title: EVP, Chief People Officer

The following are Prior Works not covered by Section 8 above, in which Employee has any right, title or interest, and which were conceived or written either wholly or in part by me prior to my employment with the Company and/or while Employee was employed by the SharkNinja Companies but prior to the date Employee executed this Agreement, but neither published nor filed in any Patent Office.

DESCRIPTION OF PRIOR WORKS (if applicable)

Title of Invention/Document	Date of Invention / Document	Name of Witness on Document
{{CANDIDATE_LONG_TEXT_INPUT1}}		
______________________	__________	______________________
______________________	__________	______________________
______________________	__________	______________________
______________________	__________	______________________
______________________	__________	______________________
______________________	__________	______________________

☐ a Prior Work Appendix of __ additional pages is attached.

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